CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our reports dated December 15, 2000 for Kemper Total Return Fund and September 15, 2000 for Kemper Horizon Fund in the Registration Statement (Form N-14) and related Proxy Statement/Prospectus of Kemper Total Return Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-51378).

                                                     ERNST & YOUNG LLP

Chicago, Illinois
January 4, 2001